UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 20, 2009

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code      (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 20, 2009, the Board of Directors of LSB Industries, Inc. (the “Company”) adopted and approved, effective immediately, Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), a copy of which is attached hereto as Exhibit 3(ii) to this report and is incorporated herein by reference.  The amendments generally (a) update and enhance the procedures for stockholders to propose business and nominate directors in connection with an annual meeting of the Company’s stockholders, and (b) provide the procedures for stockholder access to the Company’s proxy statement for the nomination of eligible directors.  Below is a brief description of the changes to the Company’s bylaws that are included in the Amended and Restated Bylaws.

•
Notice Period for Stockholder Proposals.  Article III, Section 12 was amended to provide that stockholder proposals must be submitted not less than 120 nor more than 150 days before the date on which the Company first mailed proxy material for the prior year’s annual meeting.  The previous time period was not less than 50 days prior to such mailing.  Section 12 now also provides the specific notice period that applies if the Company’s annual meeting is held more than 30 days before or more than 60 days after  such mailing.

•
Stockholder Information.  Article III, Section 12 was amended to specify the stockholders who are eligible to properly bring business before the annual meeting and expands the disclosure required by stockholders making proposals to include, among other things, (a) the proposing stockholder’s beneficial ownership of all Company securities (rather than beneficial ownership of voting stock only), (b) information relating to material interests, arrangements and relationships that could influence proposals or nominations, and (c) other information typically required in a proxy statement.  A stockholder proposing to bring business before an annual meeting is now required to update and supplement the stockholder’s notice and information, so as to be accurate as of the record date of the meeting and as of 10 business days prior to the meeting.

•
Nomination of Directors.  Article III, Section 13 was amended to provide that director nominations must be submitted not less than 120 days nor more than 150 days before the date of the annual meeting.  The previous notice period was not less than 50 days prior to the date of the annual meeting.  Section 13 now also provides the specific notice period that applies if the Company’s annual meeting is held more than 30 days before or more than 60 days after the date of the prior year’s annual meeting.

•
Stockholder Access.  The Amended and Restated Bylaws include a new Section 14 to Article III, which entitles a stockholder to nominate an independent director in the Company’s proxy statement, if the following conditions are satisfied:

(a)	the stockholder, together with the stockholder’s affiliates, owns at least 5% of the voting power of the Company’s outstanding securities (the “Required Interest”);

(b)	the requisite voting power has been held at least one year;

(c)	notice of the nomination is provided to the Company within the period required by Article III, Section 13 of the Amended and Restated Bylaws for nomination of directors;

(d)	the stockholder provides certain information relating to the proposed nominee;

(e)	the stockholder agrees to indemnify the Company for all liabilities arising out of the information provided by the stockholder;

(f)
the stockholder undertakes to continue to hold for one year following the election of directors at the annual meeting the greater of (i) the Required Interest or (ii) 75% of the stockholder’s interest as of the last day on which stockholder nominations may be made under Article III, Section 13;

(g)
the stockholder agrees not to acquire the greater of (i) 10% of the Company’s outstanding voting securities or (ii) an additional 5% of the voting power in the Company’s securities in excess of the voting power held by the stockholder as of the last day on which stockholder nominations may be made under Article III, Section 13;

(h)
the sum of the number of directors serving on the board of directors as a result of proxy access pursuant to Section 14, plus the number of directors to be included in the Company’s proxy materials for the next annual meeting pursuant to Section 14 does not exceed 25% of the total number of directors that constitute the whole board; and

(i)	certain other conditions set forth in Article III, Section 14.

•
Other Updates.  The revised provisions also (a) separate the requirements applicable to stockholder proposals not involving director nominations from the requirements applicable to director nominations; (b) clarify in Article III, Sections 2, 8, 9 and 10, which director or officer shall preside over meetings of stockholders and certain responsibilities of the Vice Chairman of the Board, the Chief Executive Officer, and the President; and (c) make additional clarifying changes or immaterial language changes.

Based on the Amended and Restated Bylaws, for the 2010 annual meeting of stockholders of the Company, a stockholder of the Company must deliver notice to the Company (a) for the nomination of directors no earlier than December 12, 2009, and no later than January 11, 2010, and (b) for other proposed business (other than proposals to be included in the Company’s proxy materials pursuant to the federal proxy rules) no earlier than January 5, 2010 and no later than February 4, 2010.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3(ii) hereto and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

Exhibit                      Description

3(ii)	Amended and Restated Bylaws of LSB Industries, Inc., dated August 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2009

LSB INDUSTRIES, INC.

By: /s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President and
Chief Financial Officer